Exhibit 23.1


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73320) of Financial Federal Corporation of our report dated September 2, 1999, included in this Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statement of our report on the Financial Statement Schedules, which appears on Page 12 of this Form 10-K.




                                        /s/ Eisner & Lubin LLP
                                        --------------------------------
                                        CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
October 1, 1999

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